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                                                                     EXHIBIT 2.2
                                  E-LOAN, INC.

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is effective as of September 17, 1999 by and among E-Loan, Inc. (the "Company"), Banc of America Auto Finance Corp. ("Bank of America"), Robert F. Ferber ("Ferber") and the persons and entities named on the signature page hereof (the "Non-bank Stockholders").

         Pursuant to that certain Agreement and Plan of Reorganization dated August 23, 1999 (the "Stock Exchange Agreement"), the Company agreed to issue to Bank of America, Ferber and the Non-bank Stockholders a total of 2,880,000 shares of the Common Stock of the Company and in connection therewith to enter into this Agreement.

         1. Registration Rights.

                  1.1 Definitions. For purposes of this Section 1:

                    (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

                    (b) The term "Registrable Securities" means the Common Stock issued to the Holders pursuant to the Stock Exchange Agreement and any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock, excluding in all cases, however, (i) any Registrable Securities sold by a person in a transaction in which such person's rights under this
Section 1 are not assigned, or (ii) any Registrable Securities sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction;

                    (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

                    (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof;

                    (e) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the "SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC; and

                    (f) The term "Act" shall mean the Securities Act of 1933, as amended.



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                    (g) The term "Closing Date" shall have the meaning ascribed in the Stock Exchange Agreement.

                  1.2 Request for Registration.

                    (a) If the Company shall receive on a date between six (6) months and eighteen (18) months after the Closing Date, a written request from Holders of at least 50% of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of Registrable Securities in a firm commitment underwritten offering having an aggregate offering price in excess of $5,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of this Section 1.2(a), as soon as practicable and in any event within 90 days of the receipt of such request, file a registration statement to effect the registration under the Act of up to 50% of the Registrable Securities issued to each Holder pursuant to the Stock Exchange Agreement as requested to be registered within twenty (20) days of the giving of such written notice by the Company; provided, however, that if the Registrable Securities of any Holder shall have been included in a Company registration pursuant to Section 1.3(a) effected during the period commencing six months and ending eighteen months after the Closing Date, the amount of Registrable Securities of such Holder that may be included in a registration pursuant to this Section 1(a) shall be reduced by such amount so registered pursuant to Section 1.3(a); and provided further that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2(a):

                        (i) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date 120 days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                        (ii) After the Company has effected one such registration pursuant to this Section 1.2(a), and such registration has been declared or ordered effective; or

                        (iii) If the Company shall furnish to such Holders a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed at such time, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.2(a) shall be deferred for a period not to exceed 120 days from the date of receipt of written request from the Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

                    (b) Beginning eighteen (18) months after the Closing Date, if the Company shall receive a written request from Holders of at least 50% of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of Registrable Securities in a firm commitment underwritten offering having an aggregate offering price in excess of $5,000,000, then the Company shall, within ten (10) days of the



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receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of this Section 1.2(b), as soon as practicable and in any event within 90 days of the receipt of such request, file a registration statement to effect the registration under the Act of all Registrable Securities that each Holder shall have requested to be registered within twenty (20) days of the giving of such written notice by the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2(b):

                        (i)During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date 120 days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                        (ii) After the Company has effected one such registration pursuant to this Section 1.2(b), and such registration has been declared or ordered effective; or

                        (iii) If the Company shall furnish to such Holders a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed at such time, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.2(b) shall be deferred for a period not to exceed 120 days from the date of receipt of written request from the Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

                  1.3 Company Registration.

                    (a) Beginning six (6) months after the Closing Date, if (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of written notice by the Company, the Company shall, subject to the provisions of Section 1.8 and the Company's right to delay or withdraw at any time for any reason a registration under this
Section 1.3, cause to be registered under the Act up to 50% of the Registrable Securities issued to each Holder as such Holder has requested to be registered; provided however, that if the Registrable Securities of any Holder shall have been included in a Company registration statement pursuant to Section 1.2(a) effected during the period commencing six months and ending eighteen months after the Closing Date, the amount of Registrable Securities of such Holder that may be included in a registration statement pursuant to this Section 1.3(a) shall be reduced by such amount so registered pursuant to Section 1.2(a).



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                    (b) Beginning eighteen (18) months after the Closing Date, if (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of written notice by the Company, the Company shall, subject to the provisions of Section 1.8 and the Company's right to delay or withdraw at any time for any reason a registration under this Section 1.3, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

                  1.4 Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                    (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective.

                    (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                    (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                    (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                    (e) Enter into and perform its obligations under an underwriting agreement, in usual and customary form (including customary market stand-off provisions applicable to the issuer), with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the holders greater than the obligations set forth in
Section 1.10(b).

                    (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such



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registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or otherwise fails to comply with the requirements of the Act and the rules and regulations promulgated thereunder. The Company shall, promptly upon the happening of any such event, provide each such Holder with revised prospectuses correcting any such untrue statement or omission or failure to comply.

                    (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

                  1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                  1.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with the registration, filing or qualification pursuant to Section 1.2, including all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

                  1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one



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counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

                  1.8 Underwriting Requirements.

                    (a) The right of any Holder to registration pursuant to this
Section 1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders greater than the obligations set forth in Section 1.10(b).

                    (b) In any registration pursuant to Section 1.2, if the total amount of securities, including Registrable Securities, to be included in such offering exceeds the amount of securities that the underwriters reasonably believe to be compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters believe will not jeopardize the success of the offering (the securities so included to be allocated among the Holders in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each selling Holder. Allocations of any shares to sold by the Company or any other selling stockholders shall be determined as they may separately agree.

                    (c) In any registration pursuant to a request by other stockholders who have registration rights under any other registration rights agreement of the Company ("Requesting Stockholders") other than the Holders, if the total amount of securities, including Registrable Securities, to be included in such offering exceeds the amount of securities that the underwriters reasonably believe to be compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters believe will not jeopardize the success of the offering (the securities so included to be allocated among the selling stockholders in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each selling stockholder; provided, however, that the Requesting Stockholders shall have the first right to include all of their shares in the offering before any shares held by the Company or the Holders or other stockholders are included).

                    (d) In any registration pursuant to Section 1.3, if the total amount of securities, including Registrable Securities, to be included in such offering exceeds the amount of securities that the underwriters reasonably believe to be compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters believe will not jeopardize the success of the offering (the securities so included to be allocated among the selling stockholders in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each selling stockholder; provided, however, that the Company shall have the first right to include all of the shares it intends to register in the offering before any shares held by the Holders or Requesting Stockholders or other selling stockholders are included; and provided further that the Holders and Requesting Stockholders



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shall have the right to include all of their shares in the offering before any shares held by other stockholders are included).

                    (e) For purposes of apportionment, any selling stockholder which is a Holder or Requesting Stockholder and which is a partnership or corporation, the affiliated partnerships, partners, retired partners and stockholders of such Holder or Requesting Stockholder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

                  1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                  1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                    (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                    (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any


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underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other selling Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 1.10(b) exceed the net proceeds from the offering received by such Holder.

                    (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                    (d) If the indemnification provided for in Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no



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event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

                    (e) The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                  1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                    (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                    (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                    (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

                  1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to a transferee or assignee who acquires at least 1,000,000 shares of Registrable Securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. Notwithstanding the above, such rights may be assigned by a Holder to a limited partner, general partner, affiliated partnership, former partner, majority owned subsidiary or parent or other affiliate of an Investor (the "Transferee") regardless of the number of shares acquired by such Transferee. For purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees, and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.



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                  1.13 Limitations on Subsequent Registration Rights. From and
after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under
Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included.

                  1.14 "Market Stand-Off" Agreement. Each holder of securities which are or at one time were Registrable Securities hereby agrees that, during a period not to exceed 180 days, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company or such underwriter, sell or otherwise transfer or dispose of (other than to a donee who agrees to be similarly bound) or otherwise reduce its risk of ownership of any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration. The Holder agrees, if requested, to enter into a separate agreement with the underwriter to the foregoing effect. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. The provisions of this Section 1.14 shall not be binding on any Holder unless, if requested by the underwriter, all officers and directors and all persons selling shares in the offering enter into similar agreements.

                  1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 when all Registrable Securities can be sold in any three month period under Rule 144.

        2. Miscellaneous Provisions.

                  2.1 Waivers and Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the shares of Registrable Securities. Any amendment or waiver effected in accordance with this Section 2.1 shall be binding upon each person or entity which are granted certain rights under this Agreement and the Company.

                  2.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be deemed effectively given upon personal delivery, delivery by nationally recognized courier or five business days after deposit with the United States Post Office (by first class mail, postage prepaid), addressed: (a) if to the Company, at 5875 Arnold Road, Suite 100, Dublin, CA 94568 (or at such other address as the Company shall have furnished to the Investors in writing) attention of President and (b) if to a Holder, at the latest address of such person shown on the Company's records.

                  2.3 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

                  2.4 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

                  2.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

                  2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  2.7 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

                  2.8 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

                  2.9 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Investor under this Agreement are several rights, not rights jointly held with any other Investors. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Investor shall not affect the validity, legality or enforceability of this Agreement with respect to the other Investors. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

                  2.10 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

                                    COMPANY:

                                    E-LOAN, INC.

                                    By: /s/ DOUG GALEN
                                       -----------------------------------------
                                    Title: VP Business Development & Sales

HOLDERS:

BANC OF AMERICA AUTO FINANCE CORP.
By:  /s/ PATRICK S. DORAN
----------------------------------
Title: President

/s/ ROBERT F. FERBER
----------------------------------
ROBERT F. FERBER


TITAN LTD.

By: /s/ ROBIN H. COTTERELL
----------------------------------
Title: Managing Director


/s/ GREGORY BALFANZ
----------------------------------
GREGORY BALFANZ


/s/ SHAWN MARCEL
----------------------------------
SHAWN MARCEL